UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 16, 2013

PIKSEL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34437	11-3447894
(Commission File Number)	(IRS Employer Identification No.)

26 West 17th Street 2nd Floor
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

(646) 553-4845
(Registrant’s Telephone Number, Including Area Code)

KIT DIGITAL, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on April 25, 2013, KIT digital, Inc. (the “Company”) filed a voluntary petition for reorganization (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The chapter 11 case has been assigned to the Honorable Judge Robert E. Gerber and is being administered under the caption “In re KIT digital, Inc.,” Case No. 13-11298 (REG).

On August 7, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Company’s Third Amended Plan of Reorganization, dated August 6, 2013 (the “Plan”). Capitalized terms used in this report shall have the same meaning as provided for under the Plan. Copies of the Confirmation Order and the Plan were included as Exhibits 99.1 and 2.1, respectively, to the Company’s Current Report on Form 8-K filed on August 14, 2013 (the “Confirmation Current Report”) and are incorporated by reference herein.

On August 16, 2013 (the “Effective Date”), the Company substantially consummated its reorganization through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms. The Company filed a notice of the occurrence of the Effective Date with the Bankruptcy Court on the same date. In addition, the Company’s name changed to Piksel, Inc. on the Effective Date. References to the “Company” as used below shall mean KIT digital, Inc. prior to the Effective Date and Piksel, Inc. on and after the Effective Date.

Item 1.01 – Entry into a Material Definitive Agreement.

Pursuant to and in accordance with the Plan, the Company entered into the following material agreements:

Warrant Agreement

As of August 19, 2013, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with Continental Stock Transfer & Trust Company, as warrant agent.  Pursuant to the Warrant Agreement, the Company issued one (1) warrant (each, an “Reorganized KDI Warrant” and, collectively, the “Reorganized KDI Warrants”) for each outstanding share of KDI Common Stock held as of August 5, 2013. Each Reorganized KDI Warrant is exercisable for one share of Series A-2 Common Stock of the Company at an exercise price equal to $0.205 per share. The Reorganized KDI Warrants may be exercised at any time prior to 5:00 p.m. New York City time on September 18, 2013 (the “Expiration Date”).  To the extent that a registered holder of a Reorganized KDI Warrant (other than any member of the Plan Sponsor Group) exercises a Reorganized KDI Warrant in full in accordance with the Warrant Agreement and the terms of his, her or its Reorganized KDI Warrant (an “Electing Holder”), such Electing Holder shall have the right, but not the obligation, to elect to exercise its pro rata share of Reorganized KDI Warrants not exercised by the Expiration Date (subject to certain limitations set forth in the Warrant Agreement). The Reorganized KDI Warrants, and all rights under the Reorganized KDI Warrants, are non-transferable.

The above summary of the material terms of the Warrant Agreement does not purport to be complete, is qualified in its entirety by reference to the text of the Warrant Agreement, a copy of which is included as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Litigation Warrant Agreement

As of August 19, 2013, the Company entered into a Litigation Warrant Agreement (the “Litigation Warrant Agreement”) with Continental Stock Transfer & Trust Company, as warrant agent.  To the extent that any Allowed Subordinated Claims are not satisfied in full from Available Cash, on the Effective Date or on such later date when the Subordinated Claim is Allowed, under the terms of the Plan, the Company shall issue to holders of Allowed Subordinated Claims one warrant (each, a “Litigation Warrant” and, collectively, the “Litigation Warrants”), in accordance with the Litigation Warrant Agreement, for each $1.00 of Allowed Subordinated Claim that is not satisfied from Available Cash. The Litigation Warrants shall be on the same terms as the Warrants, including the exercise price ($0.205 per share), the thirty (30)-day exercise period (which will run from the date the applicable Litigation Warrant is issued), and the requirement that each holder of Litigation Warrants must exercise all Litigation Warrants received in full. However, there are no oversubscription rights with respect to the Litigation Warrants. The Litigation Warrants, and all rights under the Litigation Warrants, are non-transferable. The issuance of Series A-2 Common Stock of the Company upon the exercise of Litigation Warrants will only dilute then current outstanding shares of Series A-2 Common Stock.

The above summary of the material terms of the Litigation Warrant Agreement does not purport to be complete, is qualified in its entirety by reference to the text of the Litigation Warrant Agreement, a copy of which is included as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

WTI Warrants

The Company issued WTI Warrants on the Effective Date to WTI. Each WTI Warrant is exercisable into a number of shares of Series A-1 Common Stock at an exercise price of $1.098 per share. The WTI Warrants may be exercised at any time on or before 5:00 p.m. Pacific time on August 16, 2023.  The per share exercise price of the WTI Warrants will be appropriately adjusted for stock splits, stock dividends and similar events and will be subject to anti-dilution protection (which may increase or decrease the exercise price per share and the number of shares issuable under each warrant), including in connection with the issuance of any Series A-2 Common Stock pursuant to the exercise of Litigation Warrants.   The WTI Warrants (and the shares of Series A-1 Common Stock into which such WTI Warrants are exercisable into) are subject to certain transfer restrictions, as set forth in the WTI Warrants. The WTI Warrants also provide that the Company shall make a holder of such WTI Warrants, with respect the underlying shares of Series A-1 Common Stock, a party to the next registration rights agreement that the Company enters into with any of its security holders after the Effective Date, with the same registration rights on the same terms that the Company provides to such other security holders.

The above summary of the material terms of the WTI Warrants does not purport to be complete, is qualified in its entirety by reference to the text of the WTI Warrants, a copy of the form of WTI Warrant which is included as Exhibit 4.3 to this Current Report and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Equity Interests

On the Effective Date, all Interests in the Company (i.e., KDI Common Stock), including, without limitation, any and all options or rights to exercise warrants or options or to otherwise acquire any KDI Common Stock or any other Interest in the Company were canceled and deemed terminated and of no force and effect and any certificates that previously evidenced ownership of those Interests were deemed canceled (all without further action by any person or the Bankruptcy Court) and are null and void, and such certificates shall evidence no rights or interests in the Company for the cancellation of such.

On the Effective Date, the DIP Facility and the WTI loan facilities were extinguished and canceled, and, in exchange therefore, the DIP Facility Lender and the WTI lenders each received shares of Series A-1 Common Stock, respectively, as is further described below.

Item 3.02 – Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued four (4) different types of securities: (i) Series A-1 Common Stock, (ii) Class B Common Stock, (iii) the Reorganized KDI Warrants, exercisable in accordance with their terms, as described herein, for shares of Series A-2 Common Stock, and (iv) WTI Warrants, exercisable in accordance with their terms, as described herein, for shares of Series A-1 Common Stock. The securities issued on the Effective Date (including the underlying shares of the Reorganized KDI Warrants), were issued, in accordance with the Plan and the Confirmation Order pursuant to either Section 1145 of the Bankruptcy Code or Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Section 1145 of the Bankruptcy Code provides that the offer and sale of securities under a plan of reorganization are exempt from registration under Section 5 of the Securities Act and state and local laws if three principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•	the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) ”principally” in such exchange and “partly” for cash or property.

Section 4(2) of the Securities Act exempts the offer and sale of securities from registration under Section 5 of the Securities Act if such offer and sale do not involve a public offering.

On the Effective Date, the Company issued (i) 20,256,189 shares of Series A-1 Common Stock, 61,054,157 Reorganized KDI Warrants (exercisable in accordance with the terms thereof into shares of Series A-2 Common Stock) and WTI Warrants exercisable into 1,366,120 shares of Series A-1 Common Stock in accordance with the terms thereof, each of the foregoing were issued pursuant to the Plan, the Confirmation Order and applicable law in reliance on Section 1145 of the Bankruptcy Code, exempting such securities from the registration requirements of the Securities Act, and (ii) 122,108,314 shares of Class B Common Stock in reliance on Section 4(2) of the Securities Act, exempting such securities from the registration requirements of the Securities Act.

Item 3.03 – Material Modification to Rights of Security Holders.

The information regarding the termination of certain material agreements of the Company as set forth in Item 1.02 of this Current Report and the amendments to the Company’s certificate of incorporation and bylaws as set forth in Item 5.06 of this Current Report are incorporated by reference in this Item 3.03.

Holders of Reorganized KDI Warrants should be aware that the Company intends to seek to deregister its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable and permitted under the Exchange Act.  Termination of the registration of the Company’s securities under the Securities Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the Securities and Exchange Commission (“SEC”) and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports and proxy statements, inapplicable to the Company.  The Company does not currently intend to provide shareholders with annual financial statements following suspension of its reporting obligations under the Exchange Act.  Any information that the Company does decide to provide to its shareholders will not be as detailed or extensive as the information that KIT digital, Inc. has been required to file with the SEC or has provided to its shareholders in the past.  Following their issuance, none of the securities to be issued by the Company under the Plan will trade on any exchange and the Company does not intend to take steps to list such securities on any exchange.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

As of the Effective Date and pursuant to the Plan, Messrs. Peter Heiland, Seth Hamot, Greg Petersen and Bill Russell, all of the directors immediately prior to the Effective Date, became directors of the reorganized Company as noted below.

Election of Directors

On the Effective Date and pursuant to the Plan, five (5) persons were selected to serve on the board of directors of the Company, consisting of the following designations: (i) three (3) directors designated by the Plan Support Group, (ii) one (1) independent director to be selected by the Plan Sponsor Group, and (iii) one (1) director to be the Chief Executive Officer of the Company. The directors will serve in accordance with the applicable constituent documents on the Company. Committee membership for the newly selected directors has not yet been determined at the date of this disclosure.

The following five (5) persons have been selected to serve on board of directors of the Company as of the Effective Date:

•	K. Peter Heiland (selected as Chief Executive Officer of the Company), age 51, was a member of the Company’s Board prior to the Effective Date and has served as the Company’s Interim Chief Executive Officer since August 28, 2012. He is a Managing Director of JEC Capital Partners, LLC (“JEC Capital Partners”), a technology focused investment firm that was founded in 2009. JEC Capital Partners has been an investor in several private and public technology companies, recently leading the recovery of shareholder value in Miranda Technologies. JEC Capital Partners was also a significant shareholder of GSI Group Inc., participating in the statutory Equity Committee during GSI Group’s Chapter 11 process and engineering its recapitalization, with Mr. Heiland remaining active as a board member in the reorganized company from July 2010 to February 2012. Prior to founding JEC Capital Partners, Mr. Heiland was the founder and Chief Executive Officer of Integrated Dynamics Engineering (“IDE”), from 1990 to 2008. IDE designs, manufactures and sells environmental control systems, robotics and motion control systems for semiconductor metrology and lithography equipment. In January 2008, IDE was acquired by Aalberts Industries. Mr. Heiland received a degree in mechanical engineering from the University of Wiesbaden for Applied Sciences in Germany.

•	Seth W. Hamot, age 51, was a member of the Company’s Board prior to the Effective Date and served as a member of the Board’s Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee. He is the Managing Member of Roark, Rearden & Hamot LLC, the general partner of Costa Brava Partnership III L.P., an investment fund that typically focuses on companies neglected by research analysts and with enterprise values ranging from $100 million to $1 billion. The fund invests in balance sheet restructurings, financially or operationally distressed issuers, securities of bankruptcies and liquidations, and securities of companies facing complicated legal issues. Mr. Hamot currently serves as the Chairman of the Board and chairman of the nominating and corporate governance committee of each of Spy, Inc., a designer and distributor of premium sunglasses and goggles sold internationally, and ISC8, Inc., a corporation engaged in the design, development, manufacture and sale of cutting-edge internet security systems and 3D stacked microchips for defense, security and commercial applications. Previously, Mr. Hamot served as Chairman of the Board of Bradley Pharmaceuticals, a specialty pharmaceutical company with products focused on the dermatology and gastroenterology markets, until that company was sold in February 2008. Mr. Hamot was also the Chairman of the Board of TechTeam Global, Inc., a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations, until December 2010, when TechTeam was sold to Stefanini IT Solutions. Mr. Hamot also served as a director of CCA Industries, Inc. from July 2007 until December 2009, and has served as a director of distressed companies and on both official and ad hoc creditor committees. Mr. Hamot has a degree in economics from Princeton University.

•	Bill Russell, age 61, was a member of the Company’s Board prior to the Effective Date and is currently the non-executive Chairman of PROS Holdings, Inc., Saba Software, Inc. and the Company. In addition, he currently serves on the Board of several other private companies. Mr. Russell is a veteran technology industry leader with 23 years in executive management at Hewlett-Packard, including as General Manager of its Enterprise Systems and Software Solutions groups. He also has extensive prior experience serving on the boards of other public and private technology companies, including those of webMethods, and Cognos. Mr. Russell holds a B.Sc. degree in Computer Science from Edinburgh University and has completed several executive development programs from institutions including Harvard Business School and INSEAD.

•	Duminda M. DeSilva, age 45, has been a Managing Director at Prescott Group Capital Management, a registered investment advisory firm, since 2005. Previously, Mr. DeSilva was President and Chief Operating Officer of WTI Inc., a technology company providing asset management for the petrochemical industry, from 2001 to 2005. Prior thereto, Mr. DeSilva served as General Manager & Senior Vice President of Dean & Deluca, from 1998 to 2001, and before that in a variety of positions at Koch Industries, Inc. from 1991 to 1998. Mr. DeSilva is currently on the Boards of 4Licensing Corporation, Chair of its Compensation Committee, and Pinwrest Development Group. Mr. DeSilva has consulted for government agencies as well as private sector companies and served on the boards of several non-profit firms. Mr. DeSilva is a graduate of the University of Kansas and the Strategic Management Program at Harvard University.

•	Greg B. Petersen, age 50, was a director of the Company prior to the Effective Date and served as the Chairman of the Board of Director’s Audit Committee. He is currently a private investor and currently serves as a director and member of the audit committee of PROS Holdings, Inc. and as a director of Diligent Board Member Services Inc. (a publicly traded company in New Zealand). Mr. Petersen has an extensive background as a technology company chief financial officer, and significant M&A experience. He has been the Executive Vice President and Chief Financial Officer of several technology companies including Activant Solutions, an enterprise software provider to the automotive, hardware, lumber and wholesale verticals, and Lombardi Software, a business process management software company recently sold to IBM. Mr. Petersen started his career after business school at American Airlines where he worked in corporate development and finance from 1989 to 1997. Mr. Petersen holds a B.A. degree in Economics from Boston College and an M.B.A. from the Fuqua School of Business at Duke University.

Appointment of Officers

On the Effective Date and pursuant to the Plan, the following persons were appointed as officers of the Company:

•	K. Peter Heiland, Interim Chief Executive Officer. See above biography under “Item 5.02 – Election of Directors.”

•	Fabrice Hamaide, age 47, was the Chief Financial Officer and principle account officer of the Company and will hold the same positions at the Company. Mr. Hamaide has extensive experience with high-growth, NASDAQ-listed technology companies. He most recently served as Chief Financial Officer of ATARI (formerly known as Infogrames), the global entertainment software developer, from 2008 through 2010. During his tenure there, Mr. Hamaide developed and executed a restructuring and turnaround plan for the business, resulting in a rapid return to positive cash flow and profitability. Prior to ATARI, from 2005 to 2008, Mr. Hamaide was the Chief Financial Officer of Parrot SA, European maker of wireless hardware and software for the mobile communications industry. Mr. Hamaide has also held executive and strategic positions at Talkway Communications, Logitech, and Ernst & Young.

Mr. Hamaide holds a bachelor’s degree in Mathematics from the University of Jussieu, a master’s degree in Information Systems Design from Sorbonne University, and an MBA from Columbia University with a specialty in Finance and Organizational Management.

•	Kevin Joyce, age 47, was the Chief Commercial Officer of the Company and will hold the same position at the Company. Mr. Joyce is responsible for all customer-facing personnel and activity including sales, marketing, client delivery and partnerships for the Company worldwide. He has more than twenty-five years of experience in executive management, sales, and marketing, specializing in the media and graphic arts industries. Prior to joining the Company, from July 2010 to December 2012, Mr. Joyce was with Miranda Technologies (“Miranda”), a leading provider of hardware and software solutions for the television broadcast, cable, satellite and IPTV industry, where he served as the Chief Sales & Marketing Officer focused on transforming Miranda from hardware products to software solutions. Miranda was purchased by the Belden Corporation in July 2012. From January 2005 to July 2010, Mr. Joyce served in several executive positions for Eastman Kodak (“Kodak”), including Chief Marketing Officer of Kodak Graphic Communications Group and Managing Director, United States & Canada. Kodak’s Board of Directors elected him a corporate vice president in December 2007. Mr. Joyce is also a published author on the integration of the sales and marketing functions, as well as a featured speaker at such events as The CMO Summit, Corporate Visions Conference, the Aprimo Accenture: Marketing Operations Excellence Forum, Revenue 50 and Advertising Week.

Mr. Joyce has a B.A. in history from Saint Michael’s College and an Executive MBA from Harvard Business School.

•	Ralf Tillmann, age 51, was the Chief Strategy Officer of the Company and will hold the same position at the Company. In this role, Mr. Tillmann is responsible for shaping its global go-to-market strategy, long-term platform and product strategy and supporting the regional commercial and delivery teams in developing the Company’s software and services business. Mr. Tillmann joined the Company in September 2012 and brings over fifteen years of experience in integration, adaptation and business reconstruction. Prior to joining the Company, he was General Manager/Executive Vice President of Integrated Dynamics Engineering (“IDE”), a designer and manufacturer of environmental control systems, robotics and motion control systems for the semiconductor industry. Until December 2000, Mr. Tillmann was the General Manager in Mannheim, Germany for VEECO Instruments Metrology Group Europe (“VEECO”), a global leader in process equipment solutions for data storage, LED, solar and other advanced manufacturers. He started the Mannheim office as the European Center for Digital Instruments (“DI”), a manufacturer of metrology equipment. DI merged with VEECO in 1998.

Mr. Tillmann earned a degree in physics and was awarded a doctorate in biophysics by the Technical University of Munich, Germany.

•	Mark Christie, age 42, was the Chief Technology Officer of the Company and will hold the same position at the Company. As Chief Technology Officer, Mr. Christie is responsible for the Company’s client solutions, including product strategy, management, innovation and engineering. Additionally, he is responsible for the Company’s product technology for both Cloud (OVP) and Cosmos (OTT).

Mr. Christie joined the Company in April 2011, after its acquisition of ioko. He was the joint Chief Executive Officer and co-founder of ioko, growing the company over fifteen years from a UK-based business with two employees to an international business with a staff of more than 350.

He has an MEng degree in electronic systems engineering from the University of York, England.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date and pursuant to the Plan, the Company filed an amended and restated certificate of incorporation with the Division of Corporations in the Department of State of the State of Delaware (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation provided for the following material amendments to the Company’s Certificate of Information in effect immediately prior to the Effective Date:

Amended and Restated Certificate of Incorporation

Corporate Name

As of the Effective Date, the Company’s name is Piksel, Inc.

Capitalization

The Company has the authority to issue 1,051,000,000 shares, consisting of: (1) 900,000,000 shares of Class A Common Stock, par value $0.0001 per share, which shall be comprised of (i) 500,000,000 shares of Series A-1 Common Stock and (ii) 400,000,000 shares of Series A-2 Common Stock; (2) 150,000,000 shares of Class B Common Stock, par value $0.0001 per share; and (3) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As described in Item 3.02 of this Current Report, on the Effective Date, the Company issued 20,256,189 shares of Series A-1 Common Stock, 122,108,314 shares of Class B Common Stock, 61,054,157 Reorganized KDI Warrants (exercisable into the same number of shares of Series A-2 Common Stock at an exercise price of $0.205 per share) and WTI Warrants exercisable into 1,366,120 shares of Series A-1 Common Stock at an exercise price of $1.098 per share.

Restrictions on Transfer of Shares

The Amended and Restated Certificate of Incorporation provides that the acquisition and transfer of Common Stock of the Company can be subject to restrictions. The Amended and Restated Certificate of Incorporation generally states that if a holder of Common Stock (including a holder of Series A-2 Common Stock received pursuant to the exercise of a Reorganized KDI Warrant or Litigation Warrant) (i) acquires more than 5% of the Common Stock of the Company or (ii) is the beneficial owner of 5% or more of the Common Stock of the Company on the Effective Date or subsequently becomes so pursuant to the exercise of a Reorganized KDI Warrant or a Litigation Warrant and such owner increases their percentage ownership of Common Stock, such transaction would be allowed only if (x) such owner provides notice to the Board of Directors and (y) the Board of Directors in good faith does not determine that such acquisition or transfer meaningfully increases the risk that the Company’s utilization of its net operating losses and other tax assets (collectively, the “Tax Assets”) would be limited. The Amended and Restated Certificate of Incorporation also generally allows a person to acquire more than 5% of the outstanding Common Stock of the Company only if (i) such person provides notice to the Board of Directors and (ii) the Board of Directors in good faith does not determine that such acquisition meaningfully increases the risk that the Tax Assets of the Company would be limited. However, if such notice is not timely provided to the Board of Directors or the Board of Directors determines that such acquisition or transfer could limit the Tax Benefits of the Company, such transaction would be prohibited. Such restrictions on the acquisition and transfer of Common Stock of the Company lapse upon the earlier of (i) the Board of Directors’ determination that the exception provided in Code Section 382(l)(5) cannot be fulfilled, (ii) 60 days after the second anniversary of the Effective Date, (iii) no significant value is attributable to the Tax Assets or (iv) as otherwise provided in the Amended and Restated Certificate of Incorporation. Any transferee who receives Company Stock in violation of the transfer restrictions will not be recognized as a shareholder of the Company.

General

Information regarding the warrants and shares, including the rights, voting powers, designations, qualifications, limitations and restrictions on or related to the Shares, can be found in the Company’s Amended and Restated Certificate of Incorporation, a copy of which is included as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

The above summary of the terms of the Amended and Restated Certificate of Incorporation does not purport to be complete, is qualified in its entirety by reference to the provisions of the Amended and Restated Certificate of Incorporation, a copy of which is included as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Amended and Restated Bylaws

On the Effective Date and pursuant to the Plan, the Company adopted its Amended and Restated Bylaws. The Amended and Restated Bylaws provided for the following material amendments to the Company’s Bylaws in effect immediately prior to the Effective Date:

Shareholder Action

Shareholders do not have the right to call meetings in writing or to consent to corporate action in writing without a meeting. Additionally, the Secretary may call a special meeting at the request of a majority of shareholders in writing.

Board of Directors

As of the Effective Date, the constituency of the Company’s Board of Directors has been changed to five (5) directors. Information regarding the constituency of the Company’s Board of Directors can be found in “Item 5.02 – Departure of Directors.” The term of any director is limited to ten (10) consecutive years. The Chairman of the Board of Directors shall be elected annually by secret ballot by the members of the Board of Directors.

Officers

The Company’s officers consist of a Chief Executive Officer, a Chief Financial Officer, a President, any Vice Presidents, the Secretary and the Treasurer.

Amendments

The Amended and Restated Bylaws may be altered, amended or repealed by the affirmative vote of at least two-thirds percent (66.66%) of the voting power of the shareholders or by resolution adopted by the affirmative vote of not less than a majority of the directors in office.

Indemnification

The Company’s indemnification provisions, including the Company’s ability to maintain insurance to protect itself and any director, officer, employee or agent of the Company against any expense, liability or loss, are now found in the Company’s Amended and Restated Certificate of Incorporation.

Certificate of Incorporation Controls

If any provision of the Amended and Restated Bylaws is inconsistent with a provision in the Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Incorporation shall control.

General

The above summary of the terms of the Amended and Restated Bylaws does not purport to be complete, is qualified in its entirety by reference to the provisions of the Amended and Restated Bylaws, a copy of which is included as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

The following is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Piksel, Inc.
3.2	Amended and Restated Bylaws of Piksel, Inc.
4.1	Warrant Agreement, dated as of August 19, 2013, between Piksel, Inc. and Continental Stock Transfer & Trust Company
4.2	Litigation Warrant Agreement, dated as of August 19, 2013, between Piksel, Inc. and Continental Stock Transfer & Trust Company
4.3	Form of WTI Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKSEL, INC.

By	/s/ Fabrice Hamaide
	Name:	Fabrice Hamaide
	Title:	Chief Financial Officer

Date: August 22, 2013

EXHIBIT INDEX

Exhibit

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Piksel, Inc.
3.2	Amended and Restated Bylaws of Piksel, Inc.
4.1	Warrant Agreement, dated as of August 19, 2013, between Piksel, Inc. and Continental Stock Transfer & Trust Company
4.2	Litigation Warrant Agreement, dated as of August 19, 2013, between Piksel, Inc. and Continental Stock Transfer & Trust Company
4.3	Form of WTI Warrant